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                                                                     EXHIBIT 3.2

                              AMENDED AND RESTATED
                                     BY-LAWS
                                       of
                                   AKORN, INC.

                                    ARTICLE I

                                  SHAREHOLDERS

         Section 1 - Place of Holding Meeting. All meetings of the shareholders shall be held at the principal business office of the corporation in Metairie, Louisiana, or at such other place as may be specified in the notice of the meeting.

         Section 2 - Annual Meeting of Shareholders. The annual meeting of shareholders for the election of directors, and the transaction of other business, shall be held at least once in each calendar year, on a date fixed by the Board of Directors.

         Section 3 - Voting.

         (a) On demand of any shareholder, the vote for directors, or on any question before a meeting, shall be by ballot. All elections of directors shall be had by plurality, and all other questions decided by majority, of the votes cast, except as otherwise provided by the articles or by-laws.

         (b) At each meeting of shareholders, a list of the shareholders entitled to vote, arranged alphabetically and certified by the secretary (or the transfer agent, if one has been appointed) showing the number and class of shares held by each such shareholder on the record date for the meeting, shall be produced on the request of any shareholder.

         Section 4 - Quorum. Except as provided in the next section hereof, any number of shareholders, together holding at least a majority of the outstanding shares entitled to vote thereat, who are present in person or represented by proxy at any meeting, constitute a quorum for the transaction of business despite the subsequent withdrawal or refusal to vote of any shareholder.

         Section 5 - Adjournment of Meeting. If less than a quorum is in attendance at any time for which a meeting is called, the meeting may, after the lapse of at least half an hour, be adjourned by a majority in interest of the shareholders present or represented and entitled to vote thereat. If notice of such adjourned meeting is sent to the shareholders entitled to vote at the meeting, stating the purpose or purposes of the meeting and that the previous meeting failed for lack of a quorum, then any number of shareholders, present in person or represented by proxy, and together holding at least one-fourth of the outstanding shares entitled to vote thereat, constitute a quorum at the adjourned meeting.

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         Section 6 - Special Meetings: How Called. Special meetings of the shareholders for any purpose or purposes may be called by the president or secretary upon a written request therefor, stating the purpose or purposes thereof, delivered to the president or secretary and signed either by a majority of the directors or by one-fifth in interest of the shareholders entitled to vote.

         Section 7 - Notice of Shareholders' Meetings. Written or printed notice, stating the place and time of any meeting, and, if a special meeting, the general nature of the business to be considered, shall be given to each shareholder entitled to vote thereat, at his last known address, at least ten days before the meeting in the case of an annual meeting, and fifteen days before the meeting in the case of a special meeting. Any irregularity in the notice of an annual meeting held at the corporation's principal business office at the time prescribed in Section 2 of this Article I, shall not affect the validity of the meeting or any action taken thereat.

         Section 8 - Waiver. Any requirements of this Article as to meetings of shareholders and notices thereof may be waived, and shall be deemed to have been waived when all shareholders shall have signed a consent to the action taken, or to be taken, at the meeting. (See Article VII, Section 5.)

                                   ARTICLE II

                                    DIRECTORS

         Section 1 - Number of Directors. The number of directors shall be five. The remaining directors, even though not constituting a quorum, may, by a majority vote, fill any vacancy on the Board (including any vacancy resulting from an increase in the authorized number of directors, or from failure of the shareholders to elect a full number of authorized directors) for an unexpired term, provided that the shareholders shall have the right, at any special meeting called for the purpose prior to such action by the Board, to fill the vacancy.

         Section 2 - Place of Holding Meetings. Meetings of the directors, regular or special, may be held at any place, within or outside Louisiana, or pursuant to a telephone conference as permitted in Section 81(10) of the Louisiana Business Corporation Law (LSA-R.S. 12:81(10)), as the board may determine.

         Section 3 - First Meeting. The first meeting of each newly-elected board of directors shall be held immediately following the annual meeting of shareholders, and no notice of such meeting shall be necessary to the newly-elected directors in order legally to constitute the meeting, provided a quorum is present; or they may meet at such time and place as fixed by the consent in writing of all of the directors. At the first meeting, or at any subsequent meeting called for the purpose, the directors shall elect the officers of the corporation.

         Section 4 - Regular Directors' Meetings. Regular meetings of the directors may be held without notice, at such time and place as may be designated by the directors.

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         Section 5 - Special Directors' Meetings: How Called. Special meetings of the directors may be called by the Chairman of the Board or by the President on notice as provided in

         Section 6. Special meetings shall be called on like notice by the Chairman of the Board, the President, or the Secretary on the request of a majority of the directors or a majority of the members of the Executive Committee and, if any such officer fails, refuses or is unable to call a special meeting within 24 hours of such request, any director or Executive Committee member requesting such a meeting may call the meeting on notice as provided in
Section 6. Section 6 - Notice of Special Directors' Meetings. Special meetings of the directors (and of the first meeting of the newly elected board, if held on notice) may be given on notice of no less than two days or, in the case of meetings called at the request of a majority of the members of the Executive Committee, no less than eight hours, given to each director. Notice of two days or more may be given either personally or by telephone, mail, or facsimile transmission. Notice of less than two days may be given either personally or by telephone or facsimile transmission. Notice given by telephone shall be effective when given either directly to the director or to a person believed by the person calling the meeting to be an employee or relative of the director or a person able to deliver a message to the director promptly. Notice given by facsimile transmission shall be effective when transmitted to a facsimile receiver at an office or a residence of the director. Except as otherwise required by law or by these by-laws, the notice need not state the purpose or purposes of the meeting.

         Section 7 - Quorum. At all meetings of the board, a majority of the directors in office and qualified to act in person or by proxy constitute a quorum for the transaction of business, and the action of a majority of the directors present in person or by proxy at any meeting at which a quorum is present is the action of the board of directors, unless the concurrence of a greater proportion is required for such action by law, the articles or these by-laws. If a quorum is not present at any meeting of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present. If a quorum be present, the directors present in person or by proxy may continue to act by vote of a majority of a quorum until adjournment, notwithstanding the subsequent withdrawal of enough directors to leave less than a quorum or the refusal of any directors present to vote.

         Section 8 - Waiver. Any requirements of this Article as to meetings of directors and notices thereof may be waived, and shall be deemed to have been waived when all directors shall be present in person or by proxy at the meeting, or when the directors shall have signed a consent to the action taken, or to be taken, at the meeting. (See Article VII, Section 5.)

         Section 9 - Compensation of Directors. The Board of Directors may by resolution determine the compensation of directors for their services as such and the reimbursement of directors for their actual expenses of attending meetings of the Board and committees thereof. Directors may serve the corporation in any other capacity and receive compensation therefor. Directors, as such, may receive such salary for their services and such reimbursement of their expenses of attendance at meetings of directors as may be fixed by resolution of the board. This Section does not preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

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         Section 10 - Powers of Directors. The board of directors is charged with the management of the business of the corporation, and subject to any restrictions imposed by law, the articles or these by-laws, may exercise all the powers of the corporation. Without prejudice to such general powers, the directors have the following specific powers:

         a - From time to time, to devolve the powers and duties of any officer upon any other person for the time being.

         b - To confer upon any officer the power to appoint, remove and suspend, and fix and change the compensation of, subordinate officers, agents and factors.

         c - To determine who shall be entitled to vote, or to assign and transfer any shares of stock, bonds, debentures or other securities of other corporations held by this corporation.

         d - To delegate any of the powers of the board to any standing or special committee or to any officer or agent (with power to subdelegate) upon such terms as they deem fit.

         Section 11 - Resignations and Removal. The resignation of a director shall take effect on receipt thereof by the president or secretary, or on any later date, not more than thirty days after such receipt, specified therein. The shareholders, by vote of a majority of the total voting power at any special meeting called for the purpose, may remove from office any one or more of the directors with or without cause.

                                   ARTICLE III

                                   COMMITTEES

         Section 1 - Executive Committee. If an executive committee is appointed, the president shall be a member, and the committee shall have all of the powers of the board when the board is not in session, except the power to declare dividends, make or alter by-laws, fill vacancies on the board or the executive committee, or change the membership of the executive committee.

         Section 2 - Minutes of Meetings of Committees. Any committees designated by the board shall keep regular minutes of their proceedings, and shall report the same to the board when required, but no approval by the board of any action properly taken by a committee shall be required.

         Section 3 - Procedure. If the board fails to designate the chairman of a committee, the president, if a member, shall be chairman. Each committee shall meet at such times as it shall determine, and at any time on call of the chairman. A majority of a committee constitutes a quorum, and the committee may take action either by vote of a majority of the members present at any meeting at which there is a quorum or by written concurrence of a majority of the members. In case of absence of disqualification of a member of a committee at any meeting thereof, the qualified members present, whether or not they constitute a quorum, may unanimously appoint a director to act in place of the absent or disqualified member. The board

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has power to change the members of any committee at any time, to fill vacancies, and to discharge any committee at any time.

                                   ARTICLE IV
                                    OFFICERS

         Section 1 - Titles. The officers of the corporation shall be a president, one or more vice-presidents, a treasurer, a secretary, and such other officers as may, from time to time, be elected or appointed by the board. Any two officers may be combined in the same person, and none need be a director.

         Section 2 - Chairman of the Board. The board of directors may designate one of its members as chairman of the board. The chairman of the board or another director designated by the chairman shall preside at meetings of directors and shareholders.

         Section 3 - President. The President, unless otherwise provided by the Board, shall have general and active responsibility for the management of the business of the Corporation, shall be the chief executive and chief operating officer of the Corporation, shall supervise the daily operations of the business of the Corporation and shall ensure that all orders, policies and resolutions of the Board are carried out. He shall have power to execute all instruments on behalf of the Corporation and, in the absence of the chairman of the board or in the event that the chairman has not designated another director to do so, shall preside at meetings of the directors and shareholders.

         Section 4 - Vice-Presidents. Each vice-president shall have such powers, and shall perform such duties, as shall be assigned to him by the directors or by the president, and, in the order determined by the board, shall, in the absence or disability of the president, perform his duties and exercise his powers.

         Section 5 - Treasurer. The treasurer has custody of all funds, securities, evidences of indebtedness and other valuable documents of the corporation. He shall receive and give, or cause to be given, receipts and acquittances for moneys paid in on account of the corporation, and shall pay out of the funds on hand all just debts of the corporation of whatever nature, when due. He shall enter, or cause to be entered, in books of the corporation to be kept for that purpose, full and accurate accounts of all moneys received and paid out on account of the corporation, and, whenever required by the president or directors, he shall render a statement of his account. He shall keep or cause to be kept such books as will show a true record of the expenses, gains, losses, assets and liabilities of the corporation; and he shall perform all of the other duties incident to the office of treasurer. If required by the board, he shall give the corporation a bond for the faithful discharge of his duties and for restoration to the corporation, upon termination of his tenure, of all property of the corporation under his control.

         Section 6 - Secretary. The secretary shall give, or cause to be given, notice of all meetings of shareholders, directors and committees, and all other notices required by law or by these by-laws, and in case of his absence or refusal or neglect so to do, any such notice may be

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given by the shareholders or directors upon whose request the meeting is called as provided in these by-laws. He shall record all the proceedings of the meetings of the shareholders, of the directors, and of committees in a book to be kept for that purpose. Except as otherwise determined by the directors, he shall have charge of the original stock book, transfer books and stock ledgers, and shall act as transfer agent in respect of the stock and other securities issued by the corporation. He shall have custody of the seal of the corporation, and shall affix it to all instruments requiring it; and he shall perform such other duties as may be assigned to him by the directors of the president.

         Section 7 - Assistants. Assistant secretaries or treasurers shall have such duties as may be delegated to them by the secretary and treasurer respectively.

                                    ARTICLE V

                                 INDEMNIFICATION

         Section 1 - General. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative (including any action by or in right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another business, foreign or non-profit corporation, partnership, joint venture or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, has no reasonable cause to believe his conduct was unlawful; provided that, in case of actions by or in the right of the corporation, the indemnity shall be limited to expenses (including attorneys' fees and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the action to conclusion) actually and reasonably incurred in connection with the defense or settlement of such action, and no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, he is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, and reasonable cause to believe that his conduct was unlawful.

         Section 2 - Expenses of Litigation. To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any such action, suit or proceeding, or in defense of any claim, issue or matter therein, he shall be

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indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         Section 3 - Determination by Directors. The indemnification hereunder (unless ordered by the court) shall be made by the corporation only as authorized in a specific case upon a determination that the applicable standard of conduct has been met. Such determination shall be made (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such quorum is not obtainable or a quorum of disinterested directors so directs, by independent legal counsel, or (c) by the shareholders.

         Section 4 - Advance of Expenses. The expenses incurred in defending such an action, suit or proceeding shall be paid by the corporation in advance of the final disposition thereof, upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as authorized hereunder. The board of directors may determine, by special resolution, not to have the corporation pay in advance the expenses incurred by any persons or person in the defense of any such action, suit or proceeding.

         Section 5 - Other Rights. The indemnification provided hereunder shall not be deemed exclusive of any other rights to which one indemnified may be entitled, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his heirs and legal representatives.

         Section 6 - Insurance. The corporation may procure insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another business, non-profit or foreign corporation, partnership, joint venture or other enterprise, against any liability asserted against or incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the Business Corporation Law of Louisiana.

                                   ARTICLE VI

                                  CAPITAL STOCK

         Section 1 - Certificates of Stock. Certificates of stock, numbered, and with the seal of the corporation affixed, signed by the president or a vice-president, and the treasurer or secretary, or assistant secretary, shall be issued to each shareholder, certifying the number of shares of the corporation owned by him. If the stock certificates are countersigned by a transfer agent and a registrar, the signatures of the corporate officers may be a facsimile.

         Section 2 - Lost Certificates. A new certificate of stock may be issued in place of any certificate theretofore issued by the corporation, alleged to have been lost, stolen, mutilated or destroyed, or mailed and not received, upon receipt of an affidavit or affirmation of that fact

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from the person claiming the loss. The directors may in their discretion require the owner of the replaced certificate to give the corporation a bond, unlimited as to stated amount or in any amount set by the directors, to indemnify the company against any claim which may be made against it on account of the replacement of the certificate or any payment made or other action taken in respect thereof.

         Section 3 - Transfer of Shares. Shares of stock of the corporation are transferable only on its books, by the holders thereof in person or by their duly authorized attorneys or legal representatives, and upon such transfer, the old certificates shall be surrendered to the person in charge of the stock transfer records, by whom they shall be cancelled, and new certificates shall thereupon be issued. A record shall be made of each transfer, and whenever a transfer is made for collateral security and not absolutely, it shall be so expressed in the entry of the transfer. The directors may make regulations concerning the transfer of shares, and may in their discretion authorize the transfer of shares from the names of deceased persons whose estates are not administered, upon receipt of such indemnity as they may require.

         Section 4 - Record Dates. The board may fix a record date for determining shareholders of record for any purpose, such date to be not more than sixty days and, if fixed for the purpose of determining shareholders entitled to notice of and to vote at a meeting, not less than ten days, prior to the date of the action for which the date is fixed.

         Section 5 - Registered Shareholders. Except as otherwise provided by law, the corporation, and its directors, officers and agents, may recognize and treat a person registered on its records as the owner of shares, as the owner in fact thereof for all purposes, and as the person exclusively entitled to have and to exercise all rights and privileges incident to the ownership of such shares, and rights under this Section shall not be affected by an actual or constructive notice which the corporation, or any of its directors, officers or agents, may have to the contrary.

         Section 6 - Dividends. Except as otherwise provided by law or the articles of incorporation, dividends upon the stock of the corporation may be declared by the board of directors at any regular or special meeting. Dividends may be paid in cash, in property, or in shares of stock.

         Section 7 - Reserves. The board of directors may create and abolish reserves out of earned surplus for any proper purposes. Earned surplus so reserved shall not be available for payment of dividends, purchase or redemption of shares, or transfer to capital surplus or stated capital.

         Section 8 - Transfer Agent, Registrar. The board may appoint and remove transfer agents and registrars for any class of stock. If this action is taken, the transfer agents shall effect original issuances of stock certificates and transfers of shares, record and advise the corporation and one another of such issuances and transfers, countersign and deliver stock certificates, and keep the stock, transfer and other pertinent records; and the registrars shall prevent over-issues by registering and counter-signing any stock certificates issued. A transfer agent and registrar may be identical. The transfer agents and registrars, when covered with the company as obligees by an indemnity bond substantially in a form, and issued by a surety company, approved by the

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corporation's general counsel and providing indemnity unlimited to stated
amount, or in form and amount and signed by a surety approved by the board, and upon receipt of an appropriate affidavit and indemnity agreement, may (a) countersign, register and deliver, in place of any stock certificate alleged to have been lost, stolen, destroyed or mutilated, or to have been mailed and not received, a replacement certificate for the same number of shares, and make any payment, credit, transfer, issuance, conversion or exchange to which the holder may be entitled in respect to such replaced certificate, without surrender thereof for cancellation, and (b) effect transfers of shares from the names of deceased persons whose estates (not exceeding $20,000 gross asset value and not containing any immovable property) are not administered.

                                   ARTICLE VII
                            MISCELLANEOUS PROVISIONS

         Section 1 - Corporate Seal. The corporate seal is circular in form, and contains the name of the corporation and the words, "SEAL, LOUISIANA." The seal may be used by causing it, or a facsimile thereof, to be impressed or affixed or otherwise reproduced.

         Section 2 - Checks, Drafts, Notes. All checks, drafts, other orders for the payment of money, and notes or other evidences of indebtedness, issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall, from time to time, be determined by the board.

         Section 3 - Fiscal Year. The fiscal year of the corporation begins on July 1.

         Section 4 - Notice. Whenever any notice is required by these by-laws to be given, personal notice is not meant unless expressly so stated. Any notice is sufficient if given by depositing it in the United States mail or by delivering it to a commercial courier service for next day delivery, with postage or delivery service charges prepaid and addressed to the person entitled thereto at his last known address as it appears in the records of the corporation; and such notice is deemed to have been given on the day of such deposit in the mail or delivery to the courier service.

         Section 5 - Waiver of Notice. Whenever any notice of the time, place or purpose of any meeting of shareholders, directors or committee is required by law, the articles or these by-laws, a waiver thereof in writing, signed by the person or persons entitled to such notice and filed with the records of the meeting before or after the holder thereof, or actual attendance at the meeting of shareholders, directors or committee in person or by proxy, is equivalent to the giving of such notice except as otherwise provided by law. (See Article I, Section 8, and Article II, Section 8.)

         Section 6 - Except as otherwise provided herein, all meetings of shareholders or directors shall be governed by the last published revised edition of Robert's Rules of Order.

         Section 7 - Louisiana Control Share Law Inapplicable. The provisions of Sections 135 through 140.2 of the Louisiana Business Corporation Law ("LBCL") shall not apply to control share acquisitions, as defined in the LBCL, of shares of stock of the Corporation.

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                                  ARTICLE VIII

                                   AMENDMENTS

         The shareholders or the directors, by affirmative vote of a majority of those present or represented, may, at any meeting, amend or alter any of the by-laws; subject, however, to the right of the shareholders to change or repeal any by-laws made or amended by the directors.

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